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                                    EXHIBIT 10.28

                                M A R T I N  S E L I G
                                     REAL ESTATE



December 12, 1997



Ms. Debbie Faulkner
ACTIVE VOICE CORPORATION
Third and Broad Building
2901 Third Avenue, Suite 500
Seattle, Washington 98121

Dear Debbie:

Kindly refer to the Lease dated January 31, 1991, between Active Voice, Inc. and Martin Selig (hereinafter referred to as "Active Voice" and "Martin Selig", respectively) and all amendments attached thereto (collectively, the "Lease"). Consider this an additional Lease Amendment (the "Amendment").

Effective February 1, 1998, and continuing until the Lease expires on July 10, 2009, Active Voice will expand into a space recently vacated on the northeast portion of the third floor within the Third & Broad Building. Currently, the space is comprised of approximately 20,304 square feet. It is acknowledged that Ben Bridge Jewelers, another tenant within the Third and Broad Building, anticipates expanding into a portion of the space as well. Ben Bridge anticipates occupying approximately 5,000 feet. Active Voice will then lease the remainder, anticipated to be approximately 15,000 square feet, or whatever that evolves to be. Such premises are more specifically outlined in the attached floor plan marked Exhibit "A".

Once final working drawings are available, Active Voice and Martin Selig will jointly measure these additional premises and agree on the total rentable square footage and exact location (the "Additional Premises"). Such footage shall be measured according to the Building Owners and Managers ("BOMA") standard method of measurement.

Active Voice has the right to space pocket up to 5,000 square feet of the Additional Premises for a maximum of 24 months commencing February 1, 1998. More specifically, "space pockets" is a designated portion of the Additional Premises that is fully improved, but not physically occupied. Space pockets will not accrue rent as long as they are not used. Rent will accrue, however, commencing February 1, 2000, or upon their usage as office space, whichever occurs first. These space pockets can be relocated from time to time with a


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Ms. Debbie Faulkner
ACTIVE VOICE CORPORATION
December 12, 1997
Page 2



reasonable amount of prior notice to Martin Selig. Active Voice may also place furniture in the space pockets without causing rent to accrue.

The rental rate of the Additional Premises, including the space pockets, upon either expiration or absorption shall be $22.00 per square foot per year.

For purposes of passing through increases in Real Estate taxes, insurance and operating expenses, the base year for the Additional Premises shall be 1998.

Martin Selig will provide a tenant improvement allowance of $12.00 per square foot for the entire Additional Premises, including the space pockets. This allowance will be provided to Active Voice in the form of a credit against the first rents that become owing to Martin Selig for the Additional Premises.

Martin Selig will provide, at his sole cost and expense, by his in-house staff, in a timely manner and consistent with applicable professional standards, all space planning services, and construction drawings, including mechanical, electrical, structural, and fire protection engineering required to improve this additional space.

With the lease of the Additional Premises Active Voice gains the right to utilize twenty (20) additional parking stalls within the Third and Broad Building at the prevailing market rate, currently $105.00 plus Washington State Sales Tax, per stall, per month.

Upon full execution of the Lease Amendment, Martin Selig shall pay Active Voice's real estate agent, Steven C. Johnson & Associates, a fee of $3.50 per square foot based upon the total square footage leased, anticipated to be 15,000 square feet. Martin Selig shall pay 50% of the total fee upon full execution of this Amendment. The remaining 50% shall be due upon Active Voice's occupancy of the Additional Premises, or February 1, 1998, whichever occurs first. If these amounts are not paid within fifteen (15) days of when due, Active Voice may pay such amounts directly to Steven C. Johnson & Associates, including an annual interest rate of 2% over Seafirst National Bank's quoted prime rate, and deduct such amounts from the rent that is attributable to this additional space.

Except as modified above, all other terms and conditions of the Lease and Amendments shall remain unchanged and in full force and effect.

Ms. Debbie Faulkner
ACTIVE VOICE CORPORATION
December 12, 1997
Page 3


Martin Selig shall obtain the consent and approval of CAYSTAR Corp. II to the Lease as amended by this Amendment.

Martin Selig agrees to consent to a Memorandum of the Lease and this Amendment, which shall not be unreasonably withheld or delayed, for recording with the King County Recorder's Office and to deliver the same to Active Voice prior to December 15, 1997.

If you are in agreement with the preceding, please so acknowledge by signing and dating on the lines provided below in the presence of a notary and return for your own files. Thank you.

Sincerely,

/s/ Theresa Groff
-------------------------
Theresa Groff

active1 10597.doc

Attachment

cc: Steven C. Johnson

                              AGREED AND ACKNOWLEDGED:



MARTIN SELIG REAL ESTATE            ACTIVE VOICE CORPORATION
/s/ Martin Selig                    /s/ Frank J. Costa
-------------------------------     -------------------------------
Martin Selig                        By   Frank Costa
                                    Its  Chief Operating Officer
                                    -------------------------------
12/17/97                            12/16/97
-------------------------------     -------------------------------
Dated                               Dated


CAYSTAR CORP. II
/s/ James C. Babbitt
-------------------------------
By
Its  Vice President
-------------------------------
12/27/97
-------------------------------
Dated

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STATE OF WASHINGTON     )
                        )    ss,
COUNTY OF KING          )

     On this 17th day of DECEMBER, 1997, before me, a Notary Public in and for the State of Washington, personally appeared MARTIN SELIG, the individual who executed the within and foregoing instrument and acknowledged said instrument to be his free and voluntary act and deed for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal, the day and year first above written.

                           /s/ Jill M. Hayes
                           ----------------------------------------------
   (notary )seal here      Notary/Public in and for the State of Washington
                           Residing at:   Fall City
                                       ----------------------------------
                           My commission expires:   6/1/98
                                                 ------------------------



STATE OF                )
                        )    ss,
COUNTY OF KING          )



     On this 16th day of DECEMBER , 1997, before me, a Notary Public in and for the State of WASHINGTON, personally appeared FRANK J. COSTA, to me known to be the CHIEF OPERATING OFFICER , respectively, of ACTIVE VOICE CORPORATION, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal, the day and year first above written.


                            /s/ De       Faulkner
                           ----------------------------------------------
                           Notary Public in and for the State of  WA
                                                                 --------
                           Residing at:   Seattle
                                        ---------------------------------
                           My commission expires:
                                                  -----------------------